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                                                                    EXHIBIT 99.1

                                 ILLUMINA, INC.

                                 2000 STOCK PLAN

                AS AMENDED AND RESTATED EFFECTIVE MARCH 20, 2001


                1. PURPOSES OF THE PLAN. The purposes of this 2000 Stock Plan are:

                        - to attract and retain the best available personnel for positions of substantial responsibility,

                        - to provide additional incentive to Service Providers, and

                        -       to promote the success of the Company's
                                business.

                Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

                2. DEFINITIONS. As used herein, the following definitions shall apply:

                        (a) "ADMINISTRATOR" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 hereof.

                        (b) "APPLICABLE LAWS" means the requirements relating to the administration of stock option plans, the grant of Options and the issuance of Shares under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options are granted under the Plan.

                        (c) "BOARD" means the Board of Directors of the Company.

                        (d) "CODE" means the Internal Revenue Code of 1986, as amended.

                        (e) "COMMITTEE" means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

                        (f) "COMMON STOCK" means the common stock of the Company.

                        (g) "COMPANY" means Illumina, Inc., a Delaware corporation.

                        (h) "CONSULTANT" means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

                        (i) "CORPORATE TRANSACTION" means a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company.

                        (j) "DIRECTOR" means a member of the Board.



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                        (k) "DISABILITY" means total and permanent disability as
defined in Section 22(e)(3) of the Code.

                        (l) "EFFECTIVE DATE" means the date on which the Securities and Exchange Commission ("SEC") declared the registration statement on Form S-1 filed with the SEC for the initial public offering of the Common Stock effective.

                        (m) "EMPLOYEE" means any person, including Officers and Inside Directors, employed by the Company or any Parent or Subsidiary of the Company. An Employee shall not be deemed to cease Employee status by reason of
(i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

                        (n) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                        (o) "FAIR MARKET VALUE" means, as of any date, the value of a Share determined as follows:

                                (i) If the Common Stock is listed on any
established stock exchange or traded on a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of The Nasdaq Stock Market, the Fair Market Value of a Share shall be the closing selling price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                                (ii) If the Common Stock is regularly quoted by
a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                                (iii) In the absence of an established market
for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

                        (p) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

                        (q) "INSIDE DIRECTOR" means a Director who is an Employee.



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                        (r) "NONSTATUTORY STOCK OPTION" means an Option not
intended to qualify as an Incentive Stock Option.

                        (s) "NOTICE OF GRANT" means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

                        (t) "OFFICER" means a person who is an executive officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                        (u) "OPTION" means a stock option granted pursuant to the Plan.

                        (v) "OPTION AGREEMENT" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

                        (w) "OPTIONED SHARES" means the Shares subject to an Option.

                        (x) "OPTIONEE" means the holder of an outstanding Option granted under the Plan.

                        (y) "OUTSIDE DIRECTOR" means a Director who is not an Employee.

                        (z) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                        (aa) "PLAN" means this 2000 Stock Plan.

                        (bb) "PREDECESSOR PLAN" means the Illumina, Inc. 1998 Incentive Stock Plan.

                        (cc) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

                        (dd) "SERVICE PROVIDER" means (i) an individual rendering services to the Company or any Parent or Subsidiary of the Company in the capacity of an Employee or Consultant or (ii) an individual serving as a Director.

                        (ee) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 13 hereof.

                        (ff) "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

                        (gg) "WITHHOLDING TAXES" means the Federal, state and local income and employment withholding taxes to which the holder of an Option may be subject in connection with the exercise of that Option.



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                3. STOCK SUBJECT TO THE PLAN.

                        (a) Subject to the provisions of Section 13 hereof, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 8,149,460 shares. Such share reserve consists of (i) the 2,649,460 reserved but unissued Shares under the Predecessor Plan transferred to the Plan as of the Effective Date, (ii) an additional 4,000,000 Shares, and (iii) the 1,500,000 Share automatic increase for the fiscal year 2001.

                        (b) An annual increase shall automatically occur on the first day of each fiscal year of the Company, beginning with fiscal year 2001, equal to the lesser of (i) 1,500,000 Shares or (ii) 5% of the outstanding Shares on the last day of the immediately preceding fiscal year. The Shares may be authorized, but unissued, or reacquired Shares, including Shares repurchased by the Company on the open market.

                        (c) If an outstanding Option (including those granted under the Predecessor Plan) expires or terminates for any reason prior to exercise in full, the unpurchased Optioned Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan upon exercise of an Option shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan. Should the exercise price of an Option under the Plan be paid with Shares or should Shares otherwise issuable under the Plan be withheld by the Company in satisfaction of the Withholding Taxes incurred in connection with the exercise of an Option, then the number of Shares available for issuance under the Plan shall be reduced by the gross number of Shares for which the Option is exercised, and not by the net number of Shares issued to the holder of such Option.

                4. ADMINISTRATION OF THE PLAN.

                        (a) PROCEDURE.

                                (i) MULTIPLE ADMINISTRATIVE BODIES. Different
Committees with respect to different groups of Service Providers may administer the Plan.

                                (ii) SECTION 162(m). To the extent that the
Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

                                (iii) RULE 16b-3. To the extent desirable to
qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

                                (iv) OTHER ADMINISTRATION. Other than as
provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.



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                        (b) POWERS OF THE ADMINISTRATOR.

                                (i) Subject to the provisions of the Plan, and
in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                                        (A) to determine the Fair Market Value;

                                        (B) to select the Service Providers to
whom Options may be granted hereunder;

                                        (C) to determine the number of Shares to
be covered by each Option granted hereunder;

                                        (D) to approve forms of Option
Agreements for use under the Plan;

                                        (E) to determine the terms and
conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder, which terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                                        (F) to construe and interpret the terms
of the Plan and awards granted pursuant to the Plan;

                                        (G) to prescribe, amend and rescind
rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

                                        (H) to modify or amend each Option
(subject to Section 15(c) hereof), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Option Agreement;

                                        (I) to allow Optionees to satisfy
Withholding Tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of Withholding Tax is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

                                        (J) to authorize any person to execute
on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;



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                                        (K) to make all other determinations
deemed necessary or advisable for administering the Plan.

                                (ii) Notwithstanding the foregoing, the Option
grant provisions of Section 11 hereof shall be self-executing, and no Administrator shall exercise any discretionary functions with respect to such Option grants.

                        (c) EFFECT OF ADMINISTRATOR'S DECISION. The
Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Shares issued under the Plan.

                5. ELIGIBILITY. Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

                6. LIMITATIONS.

                        (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, no installment under this Option shall qualify for favorable tax treatment as an Incentive Stock Option if (and to the extent) the aggregate Fair Market Value of the Shares (determined at the date of grant) for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Shares or other securities for which this Option or any other Incentive Stock Options granted to Optionee prior to the date of grant (whether under the Plan or any other option plan of the Company or any Parent or Subsidiary of the Company) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, the Option shall nevertheless become exercisable for the excess Optioned Shares in such calendar year as a Nonstatutory Stock Option. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted.

                        (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

                        (c) The following limitations shall apply to grants of
Options:

                                (i) No Service Provider shall be granted, in any
fiscal year of the Company, Options to purchase more than 500,000 Shares.

                                (ii) However, in connection with his or her
commencement of Service Provider status, an individual may be granted Options to purchase up to an additional 1,000,000 Shares, which shall not count against the limit set forth in subsection (i) above.

        7. TERM OF PLAN. Subject to Section 19 hereof, the Plan shall become effective on the Effective Date. Unless the Plan is terminated earlier pursuant to Section 15(a) hereof, the Plan shall terminate upon the earliest to occur of
(a) June 1, 2010, (b) the date on which all



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Shares available for issuance under the Plan shall have been issued as fully vested Shares or (c) the termination of all outstanding Options in connection with a dissolution or liquidation pursuant to Section 13(b) hereof or a Corporate Transaction pursuant to Section 13(c) hereof. Should the Plan terminate on June 1, 2010, then all Options outstanding at that time shall continue to have force and effect in accordance with the provisions of the applicable Option Agreement.

                8. TERM OF OPTION. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

                9. OPTION EXERCISE PRICE AND CONSIDERATION.

                        (a) EXERCISE PRICE. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

                                (i) In the case of an Incentive Stock Option

                                        (A) granted to an Employee who, at the
time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                                        (B) granted to any Employee other than
an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                                (ii) In the case of a Nonstatutory Stock Option,
the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                                (iii) Notwithstanding the foregoing, Options may
be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

                        (b) WAITING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.



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                        (c) FORM OF CONSIDERATION. The Administrator shall
determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

                                (i) cash;

                                (ii) promissory note;

                                (iii) other Shares which, in the case of Shares
acquired directly or indirectly from the Company, (A) have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                                (iv) consideration received through a special
sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (A) a Company-designated brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares plus all Withholding Taxes required to be withheld by the Company by reason of such exercise and (B) the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale;

                                (v) a reduction in the amount of any Company
liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

                                (vi) any combination of the foregoing methods of
payment; or

                                (vii) such other consideration and method of
payment for the issuance of Optioned Shares to the extent permitted by Applicable Laws.

                10. EXERCISE OF OPTION.

                        (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER.

                                (i) Any Option granted hereunder shall be
exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

                                (ii) An Option shall be deemed exercised when
the Company receives: (A) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (B) full payment for the Optioned Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Plan and shall be set forth in the Option Agreement. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or



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her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 hereof.

                                (iii) Exercising an Option in any manner shall
decrease the number of Optioned Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                        (b) TERMINATION OF RELATIONSHIP AS A SERVICE PROVIDER. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, such Optionee may exercise his or her Option for a period of three (3) months measured from the date of termination, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Option shall immediately terminate as to all the unvested Optioned Shares covered by the unvested portion of the Option, and those Optioned Shares shall revert immediately to the Plan. To the extent the Optionee does not, within the post-termination time period specified in the Option Agreement, exercise the Option for the Optioned Shares in which Optionee is vested at the time of such termination of Service Provider status, the Option shall terminate with respect to those vested Optioned Shares at the end of such period, and those Optioned Shares shall revert to the Plan.

                        (c) DISABILITY OF OPTIONEE. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within twelve (12) months of termination, or such longer period of time as specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Option shall immediately terminate as to the Optioned Shares covered by the unvested portion of the Option, and those Optioned Shares shall revert immediately to the Plan. To the extent the Optionee does not, within the post-termination time period specified in the Option Agreement, exercise the Option for the Optioned Shares in which Optionee is vested at the time of such termination of Service Provider status, the Option shall terminate with respect to those vested Optioned Shares at the end of such period, and those Optioned Shares shall revert to the Plan.

                        (d) DEATH OF OPTIONEE. If an Optionee dies while a Service Provider, the Option may be exercised within twelve (12) months following Optionee's death, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee's designated beneficiary, provided such beneficiary has been designated prior to Optionee's death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee's estate or by the person(s) to whom the Option is



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transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Option shall immediately terminate as to the Optioned Shares covered by the unvested portion of the Option, and those Optioned Shares shall immediately revert to the Plan. To the extent the Option is not, within the post-termination time period specified in the Option Agreement, exercised for the Optioned Shares in which Optionee is vested at the time of such termination of Service Provider status, the Option shall terminate with respect to those vested Optioned Shares, and those Optioned Shares shall revert to the Plan.

                11. FORMULA OPTION GRANTS TO OUTSIDE DIRECTORS. Outside Directors shall automatically be granted Options in accordance with the following provisions:

                        (a) All Options granted pursuant to this Section shall be Nonstatutory Stock Options and, except as otherwise provided in this Section 11, shall be subject to the other terms and conditions of the Plan.

                        (b) Each individual shall be automatically granted an Option to purchase 20,000 Shares (the "First Option") on the date such individual first attends a Board meeting as an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

                        (c) On each annual stockholder meeting following the Effective Date, each Outside Director who continues to serve in such capacity shall be automatically granted an Option to purchase 10,000 Shares (a "Subsequent Option").

                        (d) The terms of a First Option or a Subsequent Option granted pursuant to this Section shall be as follows:

                                (i) The term of the Option shall be ten (10)
years measured from the date of grant.

                                (ii) The Option shall be exercisable only during
the time that the Outside Director remains a Director and for the six (6) month period following the date of the Optionee's cessation of service as a Director, provided, however, that the Option cannot be exercised after the termination of the Option.

                                (iii) The exercise price per Share shall be 100%
of the Fair Market Value per Share on the date of grant of the Option.

                                (iv) Subject to Section 13 hereof, the Option
shall become exercisable as to 25% of the Optioned Shares on each anniversary of its date of grant, provided that the Optionee continues to serve as a Director on such dates.

                                (v) If an Outside Director dies while holding
any outstanding Option under this Section 11, then that Option may be exercised within six (6) months following his or her death, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term



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of such Option as set forth in the Option Agreement) by the Outside Director's designated beneficiary, provided such beneficiary has been designated prior to his or her death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Outside Director, then such Option may be exercised by the personal representative of his or her estate or by the person(s) to whom the Option is transferred pursuant to his or her will or in accordance with the laws of descent and distribution. If, at the time of death, the Outside Director is not vested as to his or her entire Option, Option shall immediately terminate as to the Optioned Shares covered by the unvested portion of the Option, and those Optioned Shares shall immediately revert to the Plan. To the extent the Option is not, within the post-termination time period specified in the Option Agreement, exercised for the Optioned Shares in which the Outside Director is vested at the time of his or her cessation of Director status, the Option shall terminate with respect to those vested Optioned Shares, and those Optioned Shares shall revert to the Plan.

                12. LIMITED TRANSFERABILITY OF OPTIONS. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. The Optionee may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Options, and those Options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those Options. Such beneficiary or beneficiaries shall take the transferred Options subject to all the terms and conditions of the applicable agreement evidencing each such transferred Option, including (without limitation) the limited time period during which the Option may be exercised following the Optionee's death. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

                13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, CORPORATE TRANSACTION.

                        (a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, (i) the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, (ii) the number of Shares that may be added annually to the Plan pursuant to Section 3(i) hereof, (iii) the number of Optioned Shares granted under First Options and Subsequent Options under Section 11 hereof, (iv) the maximum number of Optioned Shares that may be granted to any Service Provider within any fiscal year, (v) the maximum number of Optioned Shares that may be granted to any Service Provider in connection with his or her commencement of service and (vi) the number of Optioned Shares as well as the price per Share subject to each outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock



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of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Optioned Shares.

                        (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Shares covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any unvested Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

                        (c) CORPORATE TRANSACTION.

                                (i) In the event of a Corporate Transaction,
each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Shares, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of Corporate Transaction, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the Corporate Transaction, the Option confers the right to purchase or receive, for each Optioned Share immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each Share held on the effective date of the Corporate Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Optioned Share, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Shares in the Corporate Transaction.

                                (ii) All outstanding repurchase rights of the
Company shall automatically terminate, and the unvested Shares subject to those terminated rights shall immediately vest in full, in the event of a Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or Parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Administrator at the time the repurchase right is issued.



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

                                (iii) Each Option which is assumed pursuant to
this Section 13(c) shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the Option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (A) the exercise price payable per share under each outstanding Option, provided the aggregate exercise price payable for such securities shall remain the same, (B) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (C) the maximum number and/or class of securities for which any one person may be granted Options under the Plan per year, (D) the maximum number and/or class of securities by which the share reserve is to increase automatically each year and (E) the number and/or class of securities subject to the Options granted under Section 11.

                14. DATE OF GRANT. The date of grant of a First Option or Subsequent Option shall be the date on which it was automatically granted pursuant to Section 11 hereof. The date of grant of any other Option shall be, for all purposes, the date on which the Administrator grants such Option. Notice of the grant shall be provided to each Optionee within a reasonable time after the date of such grant.

                15. AMENDMENT AND TERMINATION OF THE PLAN.

                        (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.

                        (b) STOCKHOLDER APPROVAL. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

                        (c) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

                16. CONDITIONS UPON ISSUANCE OF SHARES.

                        (a) Options shall not be granted and Shares shall not be issued pursuant to the exercise of an Option unless the grant of the Option, the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                        (b) No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the Shares, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

                17. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful grant of Options and issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to grant such Options or issue or sell such Shares as to which such requisite authority shall not have been obtained.

                18. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                19. STOCKHOLDER APPROVAL. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                20. PREDECESSOR PLAN. The Plan shall serve as the successor to the Predecessor Plan, and no further Option grants or direct stock issuances shall be made under the Predecessor Plan after the Effective Date. All Options outstanding under the Predecessor Plan on the Effective Date shall be transferred to the Plan at that time and shall be treated as outstanding Options under the Plan. However, each outstanding Option so transferred shall continue to be governed solely by the terms of the documents evidencing such Option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such transferred Options with respect to their acquisition of Shares.



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